  EXHIBIT 10.1
HNI CORPORATION
2007 STOCK-BASED COMPENSATION PLAN

HNI Corporation, an Iowa corporation (the "Corporation"), first adopted the HNI Corporation 2007 Stock-Based Compensation Plan (the "Plan") on May 8, 2007.  The Plan was amended and restated effective May 8, 2007 to comply with Section 409A of the Internal Revenue Code.

I.           PURPOSES; EFFECT ON PRIOR PLANS

1.1           Purpose.  The purpose of the Plan is to aid the Corporation in recruiting and retaining employees capable of assuring the future success of the Corporation through the grant of Awards of stock-based compensation.  The Corporation expects that the Awards and opportunities for stock ownership in the Corporation will provide incentives to Plan participants to exert their best efforts for the success of the Corporation's business and thereby align the interests of Plan participants with those of the Corporation's stockholders.  For purposes of the Plan, references to employment by the Corporation shall also mean employment by a Subsidiary.

1.2           Effect on Prior Plans.  From and after the date of stockholder approval of the Plan, no awards shall be granted under the Corporation's 1995 Stock-Based Compensation Plan, as amended, but all outstanding awards previously granted under that plan shall remain outstanding in accordance with their terms.

II.           DEFINITIONS

In addition to other terms that may be defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they shall have the meanings specified below, unless the context clearly indicates otherwise.

(a)	"Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share Unit, Performance Share, Bonus Stock, or Dividend Equivalent Award granted under the Plan.

(b)
"Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)	"Board" means the Board of Directors of the Corporation.

(d)	"Bonus Stock Award" means any right granted under Section 7.4 of the Plan.

(e)	"Change in Control" has the meaning set forth in Section 10.2 of the Plan.

(f)	"Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)
"Committee" means the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be:  (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act; and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

(h)	"Corporation" means HNI Corporation, an Iowa corporation.

(i)	"Deferred Share Unit" means a unit evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(j)	"Deferred Share Unit Award" means a right to receive Deferred Share Units granted under Section 7.2 of the Plan.

(k)
"Dividend Equivalent" means a right granted under Section 7.5 of the Plan with respect to Restricted Stock, Restricted Stock Unit, Performance Share, Deferred Share Unit and Bonus Stock Awards to receive payment equivalent to the amount of any cash dividends paid by the Corporation to holders of Shares.

(l)	"Eligible Employee" means any employee (including an officer) of the Corporation or a Subsidiary whom the Committee determines to be an Eligible Employee.

(m)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)
"Fair Market Value," of a Share, means the average of the high and low transaction prices of the Share as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem reasonable and within the meaning of Code Section 409A and the regulations thereunder.

Notwithstanding the foregoing, in the case of any Option or Stock Appreciation Right granted under the Plan, "Fair Market Value" means the closing price of a Share as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem reasonable and within the meaning of Code Section 409A and the regulations thereunder.

(o)
"Option" means an option to purchase Shares granted under Section 6.1 of the Plan.  All Options granted under the Plan shall be "non-statutory stock options," meaning that they are not intended to satisfy the requirements set forth in Section 422 of the Code to be "incentive stock options."

(p)	"Participant" means an Eligible Employee who is designated by the Committee to be granted an Award under the Plan.

(q)
"Performance Measure" means the criteria and objectives established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award.  Such criteria and objectives may include, but are not limited to, the attainment by a Share of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Corporation, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Committee.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.

(r)	"Performance Share Award" means a right granted under Section 7.3 of the Plan to receive Shares contingent upon the attainment of specified Performance Measures.

(s)	"Restricted Stock" means Shares subject to forfeiture restrictions established by the Committee.

(t)	"Restricted Stock Award" means a grant of Restricted Stock under Section 7.1 of the Plan.

(u)
"Restricted Stock Unit" means a unit evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date subject to forfeiture restrictions established by the Committee.

(v)	"Restricted Stock Unit Award" means a grant of Restricted Stock Units under Section 7.1 of the Plan.

(w)	"Stock Appreciation Right" means a right to receive the appreciation in the value of a Share granted under Section 6.2 of the Plan.

(x)
"Share" means a share of common stock, par value of $1.00, of the Corporation or any other securities or property as may become subject to an Award pursuant to an adjustment made under Section 5.3 of the Plan.

(y)
"Subsidiary" means:  (i) any entity that, directly or indirectly through one of more intermediaries, is controlled by the Corporation; and (ii) any entity in which the Corporation has a significant equity interest, in each case as determined by the Committee.  Notwithstanding the foregoing, for purposes of granting to any Participant an Option or a Stock Appreciation Right, "Subsidiary" shall mean a corporation, company or other entity that is (1) a member of the Corporation's controlled group of corporations, within the meaning of Code Section 1563(a)(1) (except that 20% shall be substituted for 80% in applying such section) or (2) an unincorporated trade or business with which the Corporation would be treated as a single employer under Code Section 414(c) (except that 20% shall be substituted for 80% in applying such section and the regulations issued thereunder).

III.           ADMINISTRATION

3.1           Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (a) designate Participants; (b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (d) determine the terms and conditions of any Award or Award Agreement; (e) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 5.3 hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (f) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (g) determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (h) determine whether, to what extent and under what circumstances cash or Shares payable to a Participant with respect to an Award shall be deferred either automatically or at the election of the holder of the Award or the Committee; (i) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (j) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Corporation or any Subsidiary.  A majority of the Committee shall constitute a quorum.  The acts of the Committee shall be either:  (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present; or (b) acts approved in writing by a majority of the members of the Committee without a meeting.

3.2           Delegation.  The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to:  (a) the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding; or (b) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

3.3           Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan to fail to comply with the requirements of Section 162(m) of the Code.

3.4           Liability and Indemnification of Plan Administrators. No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Corporation's Articles of Incorporation, Bylaws, and under any directors' and officers' liability insurance that may be in effect from time to time.

IV.           ELIGIBILITY

Participants in the Plan shall consist of such Eligible Employees as the Committee in its sole discretion may select from time to time.  The Committee's selection of an Eligible Employee to be a Participant with respect to any Award shall not require the Committee to select such Eligible Employee to receive any other Award at any time.

V.           SHARES AVAILABLE FOR AWARDS

5.1           Shares Available. Subject to adjustment as provided in Section 5.3, the total number of Shares available for all grants of Awards under the Plan shall be five million Shares.  Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Corporation and designated as treasury shares.  Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan.  Shares that are tendered by a Participant or withheld by the Corporation as full or partial payment to the Corporation of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan.  In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

5.2           Accounting for Awards. For purposes of this Article 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards.

5.3           Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:  (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (c) the purchase or exercise price with respect to any Award, provided such change is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).

5.4           Award Limitations.

(a)           Plan Limitation on Restricted Stock, Restricted Stock Unit, Performance Share, Dividend Equivalent, Deferred Share Unit and Bonus Stock Awards.  No more than one million Shares (subject to adjustment as provided in Section 5.3 of the Plan) shall be available under the Plan for issuance pursuant to Restricted Stock, Restricted Stock Unit, Performance Share, Dividend Equivalent, Deferred Share Unit and Bonus Stock Awards; provided, however, that Shares subject to any such Awards that terminate, lapse or are cancelled or forfeited shall again be available for grants of Restricted Stock, Restricted Stock Units, Performance Share Awards, Dividend Equivalents, Deferred Share Unit Awards and Bonus Awards for purposes of this limitation on grants of such Awards.

(b)           Section 162(m) Limitation for Certain Types of Awards.  No Participant may be granted an Award or Awards under the Plan for more than 250,000 Shares (subject to adjustment as provided in Section 5.3 of the Plan) in the aggregate in any calendar year.

VI.           OPTIONS AND STOCK APPRECIATION RIGHTS

      6.1           Options.  The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary and provided further than such substitution is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).

(b)           Option Term. The term of each Option shall be fixed by the Committee, but shall not be longer than ten years.

(c)           Time, Method and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the method or methods by which, and the form or forms (including, without limitation, cash or Shares having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

6.2           Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of:  (a) the Fair Market Value of one Share on the date of exercise; over (b) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of the Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary and provided further than such substitution is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).  The term of the Stock Appreciation Right shall be fixed by the Committee, but shall not be longer than ten years.

VII.           STOCK AWARDS

7.1           Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, satisfaction of Performance Measures or a performance period and a restriction on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  The minimum vesting period of such Awards shall be one year from the date of grant.

(b)           Forfeiture.  Subject to Sections 8.5 and 10.1, upon a Participant's termination of employment (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Corporation.

(c)           Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time the Restricted Stock Award is granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Corporation.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

       No Shares shall be issued at the time an Award of Restricted Stock Units is granted.  Rather, the Shares shall be issued and delivered to the holder of the Restricted Stock Units upon the lapse or waiver of the restrictions applicable to the Restricted Stock Units.

7.2           Deferred Share Units.  The Committee may grant Awards of Deferred Share Units subject to such terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.  All Deferred Share Units shall be subject to a deferral period of not less than one year, and may, in addition, be subject to such restrictions as the Committee may impose (including, without limitation, satisfaction of Performance Measures or a performance period), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  Deferred Share Units may be granted without additional consideration or in consideration of a payment by the Participant that is less than the Fair Market Value per Share at the date of grant.  No Shares shall be issued at the time Deferred Share Units are granted.  Rather, the Shares (or cash, as the case may be) shall be issued and delivered upon expiration of the deferral period relating to the Deferred Share Units (subject to the satisfaction of any applicable restrictions).

7.3           Performance Share Awards.  The Committee may grant Performance Share Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash.  Performance Share Awards shall be conditioned solely on the achievement of one or more Performance Measures specified by the Committee during such performance period as the Committee shall specify.  Settlement or payment of a Performance Share Award shall be made upon satisfaction of the specified Performance Measures during the specified performance period.

7.4           Bonus Stock Awards.  The Committee may grant Shares without restrictions thereon. Subject to the terms of the Plan, Bonus Stock Awards may have such terms and conditions as the Committee shall determine.

7.5           Dividend Equivalents.  The Committee may grant Dividend Equivalents under which a Participant granted a Restricted Stock, Restricted Stock Unit, Performance Share, Deferred Share Unit or Bonus Stock Award under this Article 7 shall be entitled to receive payment (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

VIII.           GENERAL PROVISIONS GOVERNING AWARDS

8.1           Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

8.2           Awards Subject to Performance Measures.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant or exercisability of an Award or portion thereof.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any performance period, the length of any performance period, the amount of any Award granted, the amount of any payment or transfer to be made pursuant to any such Award, and any other terms and conditions applicable thereto shall be determined by the Committee.

8.3           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Corporation or any Subsidiary.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Corporation or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

        8.4           Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

        8.5           Termination of Employment.  Except as otherwise provided in this Section 8.5 and Section 10.1, all of the terms relating to the exercise, cancellation, forfeiture or other disposition of an Award granted under the Plan upon a termination of employment with the Corporation of the holder of an Award, whether by reason of retirement or otherwise, shall be determined by the Committee.  Such determination shall be made at the time of the grant of such Award and shall be specified in the Award Agreement relating to the Award.  Notwithstanding the foregoing, each Award granted under the Plan shall become fully exercisable and vested upon the death or disability (as defined below) of the Participant, provided such Award had not otherwise expired prior to the Participant's death or disability and the Participant is employed by the Corporation on the date of death or disability.  For purposes hereof, "disability" of a Participant means the inability of the Participant to perform substantially his or her duties and responsibilities for a continuous period of at least six months, as determined in the Committee's sole discretion.

8.6           Limits on Transfer of Awards.  Except as otherwise provided by the Committee or the terms of the Plan, no Award and no right under any Award shall be transferable by a Participant other than by will or by the laws of descent and distribution.  The Committee may establish procedures as it deems appropriate for a Participant to designate an individual, trust or other entity as beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death.  The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer an Option to any "family member" (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that:  (a) such transfer may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfer other than by will or by the laws of descent and distribution; (b) no such transfer shall be effective unless reasonable prior notice thereof has been delivered to the Corporation and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions made applicable to by, the Committee or the Board; and (c) the transferee is subject to the same terms and conditions hereunder as the Participant.  Each Award or right under an Award shall be exercisable during the Participant's lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto) or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award or right under any Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Subsidiary.

       8.7           Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Corporation shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

       8.8           Tax Withholding.  The Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation upon the grant, exercise, vesting or payment of an Award.  The Committee may require the Corporation to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Corporation's minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant.  The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by:  (a) having the Corporation withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Corporation Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash.  Any such election must be made on or before the date that the amount of tax to be withheld is determined.

IX.           AMENDMENT AND TERMINATION; CORRECTIONS

9.1           Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Corporation shall be required for any amendment to the Plan that:

(a)           requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Corporation;

(b)           increases the number of Shares authorized under the Plan as specified in Section 5.1 the Plan;

(c)           increases the number of Shares subject to the limitations contained in Section 5.4 of the Plan;

(d)           permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3.1(e) of the Plan;

(e)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6.1(a) and 6.2 of the Plan; or

(f)           would cause an exemption to Section 162(m) of the Code to become inapplicable with respect to the Plan.

9.2             Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Corporation under any outstanding Award, prospectively or retroactively.  Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the holder.

9.3             Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

X.           CHANGE IN CONTROL

10.1           Consequences of Change in Control.  Notwithstanding any provision in the Plan or any Award Agreement to the contrary:

(a)           In the event of a Change in Control described in Section 10.2(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Corporation, in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act:  (i) all outstanding Awards shall become immediately vested and all Options and Stock Appreciation Rights exercisable in full, with any applicable Performance Measures deemed satisfied at the maximum level; and (ii) there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control.  In the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of a Stock Appreciation Right shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights without an increase in the aggregate purchase price or base price.

(b)           In the event of a Change in Control described in Section 10.2(a) or (b), or in the event of a Change in Control pursuant to Section 10.2(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Corporation, in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee in its discretion may require that each outstanding Award shall be surrendered to the Corporation by the holder thereof, and each such Award shall immediately be cancelled by the Corporation, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section 10.2(a) or (b), below, or within ten days of the approval of the holders of Shares contemplated by Section 10.2(c) or complete liquidation or dissolution of the Corporation, a cash payment from the Corporation in an amount equal to:  (i) in the case of an Option, the number of Shares subject to the Option, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the purchase price per Share subject to the Option; (ii) in the case of a Stock Appreciation Right, the number of Shares then subject to the Stock Appreciation Right, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the base price of the Stock Appreciation Right; (iii) in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Deferred Share Award, the number of Shares then subject to such Award, multiplied by the Fair Market Value of a Share on the date of the Change in Control.  In the event of a Change in Control, each tandem Stock Appreciation Right shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related Option.  The Corporation may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(c)           Notwithstanding any provision of this Plan to the contrary, if an amount becomes payable with respect to an Award upon a Change in Control pursuant to Section 10.1(b), the amount is subject to Section 409A of the Code, and the Change in Control does not constitute a "change in the ownership or effective control" or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then the amount shall not be paid upon the Change in Control, but shall instead be paid at the earliest to occur of:  (i) the Participant's "separation from service" with the Company (determined in accordance with Section 409A of the Code), provided, that if the Participant is a "specified employee" (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant's separation from service with the Company; (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (iii) the Participant's death.

10.2           Definition of Change in Control.  "Change in Control" shall mean:

(a)           the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:  (i) the then outstanding Shares (the "Outstanding Corporation Common Stock"); or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 10.2; or

(b)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination:  (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (ii) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

XI.           GENERAL PROVISIONS GOVERNING PLAN

11.1           No Rights to Awards.  No Eligible Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

11.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any Shares or other equity security of the Corporation which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

11.3           Governing Law.  The Plan, each Award hereunder and the related Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

11.4           Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Corporation and, if requested by the Corporation, signed by the Participant.

11.5           No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

11.6           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, with or without cause.  In addition, the Corporation or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.7           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

11.8           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

11.9           Securities Matters.  The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

11.10          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.11          Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

XII.           EFFECTIVE DATE AND TERM OF PLAN

The Plan became effective on May 8, 2007, the date it was approved by the stockholders of the Corporation at the Corporation's annual meeting of stockholders.

The Plan shall terminate at midnight on May 7, 2017, unless terminated before then by the Board.  Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired.  Notwithstanding the preceding sentence, the Plan shall remain in effect for purposes of administering outstanding Awards as long as the Awards are outstanding.